As filed with the United States Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVOGENE LTD.
 (Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

13 Gad Feinstein Street, Park Rehovot
Rehovot 7638517, Israel
 (Address of Principal Executive Offices)(Zip Code)

Evogene Ltd. 2021 Share Incentive Plan
(Full Title of the Plans)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mike Rimon, Adv. Elad Ziv, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: 212.660.3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) registers an additional 337,090 Ordinary Shares of Evogene Ltd. (the “Registrant”) for issuance under the Evogene Ltd. 2021 Share Incentive Plan, effective as of August 31, 2021 (the “Plan”), and any additional Ordinary Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant initially filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on August 31, 2021 (File No. 333- 259215) (the “Original S-8”).

Pursuant to General Instruction E to Form S-8, the contents of the Original S-8 related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 27, 2025 (the “Annual Report”); and

(b)
The description of the Registrant’s Ordinary Shares set forth in the Registrant’s Form 8-A, File No. 001-36187, filed with the Commission on December 29, 2016, as amended by  Exhibit 2.1 to the Registrant's Annual Report on Form 20-F, filed with the Commission on March 27, 2025, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Registrant to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

The following exhibits to this Registration Statement on Form S-8 are filed together herewith or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Second Amended and Restated Articles of Association

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares.

23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1(1)	Evogene Ltd. 2021 Share Incentive Plan

107*	Filing Fee Calculation

*	Filed herewith.
(1)	Incorporated by reference to Appendix B of Exhibit 99.2 to Evogene’s Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on June 23, 2021.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on this 27th day of March, 2025.

Evogene Ltd.

By:	/s/ Yaron Eldad
Name:	Yaron Eldad
Title:	CFO

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Mr. Ofer Haviv, Chief Executive Officer and President, and Mr. Yaron Eldad, Chief Financial Officer, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2025.

Name	Title

/s/ Ofer Haviv	CEO and President

/s/ Nir Nimrodi	Chairman of the Board of Directors

/s/ Leon Recanati	Director
/s/ Dan Falk	Director
/s/ Adrian Percy	Director
/s/ Sarit Firon	Director
/s/ Oded Shoseyov	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Evogene Ltd., has signed this registration statement on March 27, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates